Exhibit C

Letter of Transmittal

Regarding Shares in

Dynamic Alternatives Fund

Tendered Pursuant to the Offer to Purchase
Dated January 16, 2025

This Letter of Transmittal Must Be
Received by Dynamic Alternatives Fund
by February 14, 2025.

The Offer and Withdrawal Rights Will Expire
at 11:59 P.M., Eastern time, on
March 17, 2025, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

Dynamic Alternatives Fund

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by February 14, 2025.

Overnight Delivery: Dynamic Alternatives Fund c/o Ultimus Fund Solutions, LLC 225 Pictoria Dr, Suite 450 Cincinnati, OH 45246	Regular Delivery: Dynamic Alternatives Fund c/o Ultimus Fund Solutions, LLC PO Box 46707 Cincinnati, Ohio 45246	Email or Fax: Email: service@dynamicalternativesfund.com Fax: 402-963-9094

For additional information:

Phone: 833-617-2624

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Ladies and Gentlemen:

The undersigned hereby tenders to Dynamic Alternatives Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated January 16, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

A non-interest bearing, non-transferable promissory note for the value of the purchased Shares will be mailed to the undersigned. The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement account, please contact your representative or agent for assistance in completing the transaction documents.

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LETTER OF TRANSMITTAL

Regarding Units in Dynamic Alternatives Fund

Tender Offer Commencement Date: January 16, 2025

Tender Offer Notice Date: 11:59 PM ET, February 14, 2025

Valuation Date: March 31, 2025

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER TO PROCESS YOUR REQUEST

Overnight Delivery: Dynamic Alternatives Fund 225 Pictoria Dr, Suite 450 Cincinnati, OH 45246	Regular Mail: Dynamic Alternatives Fund P.O. Box 46707 Cincinnati, OH 45246	Email or Fax: Email: service@dynamicalternativesfund.com Fax: 402-963-9094

For additional information:

Phone: 833-617-2624

PLEASE CONTACT YOUR FINANCIAL ADVISOR BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – INVESTOR INFORMATION (Please reference your Dynamic Alternatives Fund statement)

Ultimus Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:
SSN/TIN:

CUSTODIAL ACCOUNT INFORMATION
Custodial Account #:
Custodian Name:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED

☐ Full Repurchase

☐ Partial Repurchase	_______________ $ Amount

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Units to have a value of less than $25,000, the Board of Directors of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Units in the Fund.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax-exempt registration types are required to be returned to the custodian on record.

Payments will be directed back to the account at your financial intermediary (ex. Bank or Custodian) from which your subscription funds were originally debited or the brokerage account where your investment is custodied.

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PLEASE BE SURE TO COMPLETE BOTH PAGES OF THIS FORM

Complete only if Units are held directLY with Transfer Agent and instructions need TO BE updated:

Please deliver all proceeds via Federal Wire to the following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to (if applicable):
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 4 – SIGNATURE(S)

Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)

Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)

Custodian Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL ADVISOR BEFORE SUBMITTING YOUR TENDER REQUEST.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated in Exhibit C.

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